UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)

Effective August 7, 2012, the board of directors of Abakan Inc. (the “Corporation”) noted the passing of Theodore Sarniak III.

(d)

Effective August 7, 2012, the board of directors of the Corporation appointed Jeffrey Webb to serve as a member of the Corporation’s board of directors.

Mr. Webb is the Business Development Manager and a Director of Fidelity (Cayman) Ltd., one of the

largest banks in the Cayman Islands. He joined Fidelity (Cayman) Ltd in January 1990 and has since earned extensive experience in the international banking sector. Mr. Webb’s responsibilities have included the development, management and direction of investment banking activities alongside corporate finance and risk management. He has exhibited leadership in various roles and provided advice on multiple committees within and without the banking community.

Mr. Webb brings independent management oversight and an expert leadership background  with over two decades of accounting, management and consultancy experience to the Corporation’s board of directors.

For purposes of determining director independence, the Corporation has applied the definitions set out in

NASDAQ Rule 4200(a) (15). Under this Rule, a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, the Corporation deems Mr.

Webb to be an independent director.

The Corporation expects at this time that Mr.  Webb will serve on each of its Nominating and Corporate

Governance, Compliance and Ethics, Compensation, and Audit Committees.

Mr. Webb has entered into a board of director’s compensation agreement with the Corporation in connection with his appointment to the board of directors. The compensatory terms of the agreement include options to purchase 150,000 shares that vest in equal increments, annually over three years with an exercise price of $1.90 per share and 10,000 restricted common shares.

Mr. Webb is not related to any members of the Corporation’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

August 10, 2012

Name: Robert H. Miller

Title: Chief Executive Officer

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